Ensurge announces an Agreement for Tailings Gold Recovery Project in Brazil.

SALT LAKE CITY, November 29, 2010 - /PRNewswire/ --Ensurge, Inc. (OTC Bulletin Board: ESGI) announces the agreement with Rodui Transportes & Locaoes.

Ensurge, Inc. is pleased to announce that it has entered into an Agreement with Rodui Transportes & Locaoes of Pocone, Mato Grosso, Brazil.  Under terms of the Agreement, Ensurge will begin an evaluation process that will determine the gold content and technological and economic feasibility of recovering gold from two tailings impoundments owned by Rodui.

The tailings impoundments, each located within a few kilometers of Pocone, Mato Grosso, Brazil, were created during a greater than twenty year period during which Evaldino Rodui, the company’s principal, operated a gold mining operation.  That mine and processing facility were shut down in 2008.

Under terms of the Agreement, Ensurge will conduct a preliminary assessment of the gold content of the tailings.  That assessment was begun at the end of last week.  The cost of the preliminary assessment is to be borne in its entirety by Ensurge.

If the preliminary assessment, which should be completed by the middle of December, proves positive by confirming significant gold content, Ensurge will then embark upon, and pay for a detailed drilling and assaying program and an Engineering Scoping Study to determine the optimal process by which to recover gold.  The Engineering Scoping Study would likely be started in early January of 2011 and require 3-4 months to complete.

If, upon completion of the Engineering Scoping Study, technological and economic feasibility is demonstrated, Ensurge will, at it expense, construct a facility to recover gold from tailings.  Ensurge and Rodui will share equally in the profit from operating the Tailings Gold Recovery Plant.

About Ensurge
Ensurge, Inc. is a Salt Lake City based mining company focused on development of gold mining opportunities in Brazil.  The company’s primary focus is to bring capital and technology to existing mining operations to recover gold from existing tailings ponds, improve recoveries of existing milling operations and improve mining operations in exchange for an interest in these operations.

Ensurge is a fully reporting company currently traded on the OTC Bulletin Board under the symbol ESGI.

Forward Looking Statements

This press release contains forward-looking statements regarding the future results and performance of Ensurge, Inc. including statements regarding revenue, growth and market development. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those predicted in any such forward-looking statements. Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. The realization of any or all of these expectations is subject to a number of risks and uncertainties and it is possible that the assumptions made by management may not materialize. Statements in this press release may involve risks and uncertainties; actual results may differ from the forward-looking statements. Sentences or phrases that use such words as "believes," "anticipates," "plans," "may," "hopes," "can," "will," "expects," "is designed to," "with the intent," "potential" and others indicate forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly release any revisions to forward-looking statements